UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 10, 2004

COMMUNITY BANCORP INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission File Number:	33-0859354
(State of other jurisdiction of Incorporation or organization	000-26505	(I.R.S. Employer Identification No.)

900 Canterbury Place, Suite 300, Escondido, California 92025

(Address of principal executive offices)

(760) 432-1100

(Registrant’s telephone number, including area code)

Item 5.	Other Events.

Community Bancorp Inc. (“Registrant”) is furnishing its slide presentation of March 10, 2004, which will be utilized on March 10, 2004 at the Sandler O’Neill & Partners, L.P. West Coast Financial Services Conference held in San Diego, CA.

Item 7.	Financial Statements and Exhibits.

Exhibits	Description
99.1	Community Bancorp slide presentation as of March 10, 2004

Item 9.	Regulation FD Disclosure.

The slide presentation included herein as Exhibit 99.1 is not filed but furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2004

Community Bancorp Inc.

By:	/s/ L. Bruce Mills, Jr.

L. Bruce Mills, Jr. Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Community Bancorp slide presentation as of March 10, 2004